EXHIBIT 23.4


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                 CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.


     We hereby consent to the inclusion of our opinion letter, dated as of the date hereof, to the Board of Directors of Northeast Bancorp, Inc. (the "Company") as Annex B to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Sterling Financial Interim Acquisition Corporation, a subsidiary of Sterling Financial Corporation, contained in the Registration Statement on Form S-4 and to the references to our firm and such opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.


May 10, 1999                               Garland McPherson & Associates, Inc.
Baltimore, Maryland